REFERRAL AGREEMENT


     THIS REFERRAL AGREEMENT dated as of February , 1998 by and between Engelhard HexCore, L.P., a Delaware limited partnership ("Wheel LP") and Fresh Air Solutions, L.P., a Pennsylvania limited partnership (the "Seller").

                              W I T N E S S E T H :

     WHEREAS, Seller wishes to sell Product, and Wheel LP wishes that Seller sell Product to customers on the basis contemplated hereby;

     NOW, THEREFORE, for and in consideration of the mutual premises and the terms and conditions hereinafter set forth, Wheel LP and Seller, with the intent to be bound thereby, agree to the following.

ARTICLE I - DEFINITIONS

     As used herein, the following terms have the meanings ascribed to them in this Article (except as otherwise expressly provided) and include the plural as well as the singular:

     1.1 "Agreement": This agreement as of the date first above written, as the same may be amended from time to time pursuant to the terms hereof.

     1.2 "Climate Control Systems" shall mean all air conditioning or air treatment systems (whether pre-assembled units or kits that are to be assembled by distributors, licensees, customers or affiliates of the Seller) that cool, dehumidify, dry, heat and/or filter air; provided, however, that any such system shall only be a "Climate Control System" if it operates, in part, by passing air through one or more wheel-shaped rotors, which rotors may be treated with a desiccant material.

     1.3 "Master Agreement": The Master Agreement, dated as of November 17, 1997, by and among ICC Technologies, Inc., ICC Desiccant Technologies, Inc., ICC Investments LP, Engelhard Corporation, Engelhard DT, Inc. and Engelhard/ICC, as the same may be amended from time to time pursuant to the terms thereof.

     1.4 "Products": Any and all Climate Control Systems substantially similar to the Climate Control Systems supplied by Box to its other customers.


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ARTICLE II - SALE OF PRODUCTS

     At any time, and from time to time, Wheel LP may request Seller to sell Products to customers introduced to Seller by Wheel LP in connection with field testing or beta testing or otherwise demonstrating the Climate Control Systems technology to generate interest in the purchase of rotors from Wheel by such customers. Seller shall sell Products to such customers as requested by Wheel LP; provided, however, that Wheel LP shall have placed any such orders at least sixty (60) days prior to the requested delivery date for such Products. In accordance with Seller's capacity constraints, the sale of Products to any customers so introduced would be on pricing, payment and invoice terms as in effect from time to time by Box for its wholesale customers (including distributors, agents or representatives) receiving the most favorable pricing, payment and invoice terms. Unless otherwise agreed by Seller in its sole discretion, Wheel LP shall not be entitled to any commission or similar fee or the reimbursement of expenses related to such sale. Wheel LP would, however, continue to have full and complete access to any such customer for any purpose whatsoever and the purchase of Products by such customer from Seller shall in no way impose any limitations in any way on the rights and obligations between Wheel LP and such customer.

     In no way whatsoever shall Wheel LP incur any obligation whatsoever to any party in connection with the transactions contemplated hereby. In furtherance thereof, (i) any sales arrangement between Seller and a third party relating to a sale of Products as contemplated hereby shall contain a disclaimer of liability with respect to Wheel LP and (ii) Seller agrees to indemnify Wheel LP against any loss, liability, claim, proceeding or investigation, and any expenses related thereto, which could in any way arise in connection with this Agreement.

     In no way whatsoever shall Wheel have any authority to bind Seller to any third party nor shall Seller incur any obligation whatsoever to any party whatsoever in connection with the transactions or agreements entered into between Wheel and a third party customer referred to Seller hereunder. In furtherance thereof, (i) any arrangement between Wheel and any such third party customer shall contain a disclaimer of liability with respect to Seller, and
(ii) Wheel agrees to indemnify Seller against any loss, liability, claim, proceeding or investigation, and any expenses related thereto, which could in any way arise in connection herewith.


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     Wheel acknowledges and agrees that the referral sales as contemplated hereby shall be limited in nature and Seller shall not be obligated to sell any climate control systems to its own customers or sell climate control systems on a high volume basis to any person on the terms set forth hereunder.

ARTICLE III - GENERAL

     3.1 Notifications. Any notice which either party may be required or desires to give to the other party hereunder, except when otherwise provided for, shall be deemed to be duly given: (i) when mailed by registered or certified mail, postage prepaid to the other party at the following addresses or any other address of addressee subsequently designated in writing by the duly authorized representative of the party or (ii) when sent by facsimile to the other party at the following telephone numbers or to any other telephone number subsequently designated in writing by the respective duly authorized representative of the party:

     To Seller:             Fresh Air Solutions, L.P.
                            330 South Warminster Road
                            Hatboro, Pennsylvania 19040
                            Attention:  Chairman


     To Wheel LP:           Engelhard HexCore, L.P.
                            3550 N.W. 49th Street
                            Miami, Florida 33142
                            Attention:

     with a copy to:        General Counsel at:
                            101 Wood Avenue
                            Iselin, New Jersey 08830-0770

     3.2 Term. This Agreement shall become effective as of the date hereof and shall continue thereafter for a term expiring on February , 2002.

     3.3 Termination for Breach. If either party is in material breach of this Agreement, then the other party may, upon at least sixty (60) days' prior written notice, terminate this Agreement, unless within such notice period the breach is cured, in which event the notice of termination becomes ineffective.

     3.4 Limitation of Liability. Notwithstanding anything to the contrary in this Agreement or otherwise, in no


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


event shall Wheel LP be liable for indirect, incidental, consequential or special damages incurred by Seller or any third party to the extent such damages arise out of or are related to this Agreement or any transactions hereunder even if Wheel LP has been apprised of or is aware of the possibility of such damages; provided, however, that nothing in this Section shall limit the liability of Wheel LP under any Transaction Document or any other Related Agreement.

     3.5 Assignment. Neither party shall have the right to transfer or assign its interest or rights in this Agreement or delegate its obligations under this Agreement without the prior written consent of the other party hereto.

     3.6 Severability. If any provisions of this Agreement or the application of such provision to any party or circumstance shall be held invalid the remainder of this Agreement or the application of such provision to a different party or circumstance shall not be affected thereby; provided, however, that the parties shall negotiate in good faith with respect to any equitable modification of the provision or application thereof held to be invalid.

     3.7 Construction. Article and Section headings are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Agreement. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party.

     3.8 Entire Agreement; Amendments. This Agreement and the Master Agreement and the Transaction Documents and the Related Agreements (each as defined in the Master Agreement) contain the entire understanding between the parties with respect to the within subject matter and shall be controlling to the exclusion of all terms and conditions on any purchase order, acknowledgment form or any other documents which may be issued by the parties hereto on or after the date hereof. This Agreement may not be modified or amended except in a writing signed by the parties hereto. No waiver or indulgence of any breach or default hereunder shall be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement.

     3.9 Prior Agreements. This Agreement cancels and supersedes all other written or verbal agreements which may have been in effect prior to this Agreement relating to the within subject matter.


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


     3.10 Jurisdiction. The parties hereto agree that all of the provisions of this Agreement and any question concerning its interpretation and enforcement shall be governed by the laws of the State of Delaware.


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


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized representatives, as of the date first above written.



ENGELHARD HEXCORE, INC.                     FRESH AIR SOLUTIONS, L.P.
By its General Partner                      By its General Partner

ENGELHARD DT, INC.                          ICC DESICCANT TECHNOLOGIES, INC.

By:                                         By:
    -------------------------                   -------------------------------
    Name:                                       Name:
    Title:                                      Title


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